Exhibit 23(a)
                          Consent of Grant Thornton









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           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 4, 1997, accompanying the consolidated financial statements incorporated by reference in the 1998 Annual Report of Lannett Company, Inc. and Subsidiary on Form 10-KSB for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lannett Company, Inc. and Subsidiary on Form S-8 (Registration No. 33-79258, effective May 23,
1994).




                                      GRANT THORNTON LLP



Philadelphia, Pennsylvania

September 28, 1998